Exhibit 10.1.2

AMENDMENT NO. 2
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
This AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 6, 2017 (this “Agreement”), is entered into by and among SSE Holdings, LLC, a Delaware limited liability company (the “Company”), and its Majority Members, identified on the signature pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Third A&R LLC Agreement (as defined herein).
WHEREAS, the Company and its Members entered into a Third Amended and Restated Limited Liability Company Agreement, dated as of February 4, 2015 (together with all schedules, exhibits and annexes thereto, as amended by Amendment No. 1, dated as of March 7, 2016, but effective as of February 4, 2015, and as may be further amended, the “Third A&R LLC Agreement”).
WHEREAS, the Company and the Majority Members desire to amend the Third A&R LLC Agreement.
NOW, THEREFORE, the Company and the Majority Members agree as follows:

A.	The definition of “Assumed Tax Liability” shall be amended in its entirety as follows (with emphasis on the amended provisions):
‘“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for federal income tax purposes, allocated to such Member pursuant to Section 5.05 for the period to which the Assumed Tax Liability relates as determined for federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of such Member, as reasonably determined by the Manager; provided that, in the case of the Corporation only, such Assumed Tax Liability (i) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code and (ii) shall in no event be less than an amount that will enable the Corporation to meet its tax obligations, including its obligations pursuant to the Tax Receivable Agreement, for the relevant taxable year.’

B.	The following definitions shall be added to Article I as follows:
‘“Corporation’s Cash Contribution” has the meaning set forth in Section 11.02.’

C.	The definition of “Redeemed Units Equivalent” shall be amended in its entirety as follows (with emphasis on the amended provisions):
‘“Redeemed Units Equivalent” means the Corporation’s Cash Contribution ~~Product of (a) the Share Settlement, times (b) the Common Unit Redemption Price~~.’

D.	Section 4.01(b) is hereby amended in its entirety as follows (with emphasis on the amended provisions):
“Section 4.01. Distributions.
(b)    Tax Distributions
(i)On or about each date (a “Tax Distribution Date”) that is five (5) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined without regard to extensions), the Company shall be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such taxable period ~~over the~~ less (A) any Distributions previously made to such Member pursuant to this Section 4.01(b) with respect to such taxable period; (B) any payments previously made by the Company on behalf of such Member to any taxing authorities (e.g., non-resident withholding, composite tax payments, etc.); and (C) any adjustment deemed necessary by the Company to incorporate any revisions for the use of estimated versus actual taxable income of the Company, as determined for federal income tax purposes, when calculating the Assumed Tax Liability of such Member for any prior taxable periods (the “Tax Distributions”). For the avoidance of doubt, any Tax Distribution with respect to a Member under this Section 4.01(b) is to be considered an advance of a Distribution under Section 4.01(a).

(ii)To the extent a Member’s Assumed Tax Liability ~~otherwise would be entitled to receive~~ is less than ~~its~~ the product of (A) the Member’s Percentage Interest, as of the Tax Distribution Date, ~~of~~ multiplied by (B) the aggregate Tax Distribution (with respect to that tax period)~~s to be paid pursuant to this Section 4.01(b) on any given date~~, the Tax Distributions to such Member shall be increased (such increase, the “Gross-Up Tax Distribution”) to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. For the avoidance of doubt, Gross-Up Tax Distributions shall only be made to those Members whose Assumed Tax Liability is less than the product of the Member’s Percentage Interest as of the Tax Distribution Date multiplied by the aggregate Tax Distribution (with respect to that taxable period).

(iii)~~(ii)~~If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests, and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled. Any such future Tax Distributions shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a)

and this Section 4.01(b) in the relevant taxable years sufficient to cover such remaining portion.

(iv)~~(iii)~~In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any taxable year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant taxable years sufficient to cover such shortfall.

(v)~~(iv)~~Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).”

E.	Section 5.02 is hereby amended in its entirety as follows:

“Section 5.02. Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses ~~for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests~~(and, to the extent necessary, and if determined appropriate by the Company in its sole judgment, individual items of income, gain, loss or deduction of the Company) for any Fiscal Year or Fiscal Period, as the case may be, shall be allocated in a manner such that the Capital Account of each Member after such allocation is, to the greatest extent possible, equal (proportionately) to the amount of any distributions that would be made pursuant to Section 14.02(d) upon dissolution of the Company.”

F.	Section 6.01 is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 6.06. Reimbursement of Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including without limitation all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including without limitation public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. However, the timing and amounts of reimbursements for such fees, expenses and costs shall be made in accordance with the timing and amounts determined under the applicable U.S. federal income tax laws. Fees, expenses and costs that are not deductible under U.S. federal income tax laws shall be reimbursed by the Company when incurred. In the event that shares of Class A Common Stock are sold to underwriters in the IPO (or in any subsequent public offering) at a price per share that is lower than the price per share for which such shares of Class A Common Stock are sold to the public in the IPO (or in such subsequent public offering, as applicable) after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions (such difference, the “Discount”), the Company shall reimburse the Manager for such Discount by treating such Discount as an additional Capital Contribution made by the Manager to the Company and increasing the Manager’s Capital Account by the amount of such Discount. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.”

G.	Section 9.01 is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 9.01. Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. Each Fiscal Year, ~~O~~on or about each date that is fifteen (15) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined without regard to extensions), ~~before March 15, June 15, September 15, and December 15 of each Fiscal Year~~ the Company shall provide ~~send~~ to each Person who was a Member at any time during such Fiscal Year ~~the prior quarter~~ an estimate of such ~~that~~ Member’s state tax apportionment ~~information~~ and allocations ~~to the Member’s~~ of taxable income, gains, losses, deductions and credits ~~for the prior quarter~~ of ~~, which estimate shall have been reviewed by~~ the Company for such Fiscal Year ~~‘s outside tax accountants. In addition, no later than the later of (i) March 15 following the end of the prior Fiscal Year, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by~~. No later than July 31st of each Fiscal Year, the Company shall provide~~’s auditors, the Company shall send~~ to each Person who was a Member at any time during such Fiscal Year such Person’s ~~, a statement showing such Member’s~~ final state tax apportionment information and allocations ~~to the Members~~ of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the Company ~~other Members~~ upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including without limitation the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members.”

H.	Section 10.02 is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 10.02. Permitted Transfer. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) pursuant to (i)(A) a Change of Control Transaction, (B) a Redemption or Exchange in accordance with Article XI hereof or (C) a Transfer by a Member to the Corporation or any of its Subsidiaries (ii) a Transfer by any Member to such Member’s spouse, a~~ny~~ single lineal ascendant~~s~~ or descendant~~s~~ or a trust~~s~~ or other entity~~ies~~ in which such Member or Member’s spouse, single lineal ascendant~~s~~ or descendant~~s~~ holds (and continue to hold while such trust~~s~~ or other entity~~ies~~ holds Units) 100~~51~~% ~~or more~~ of such entity’s beneficial interests, (iii) ~~pursuant to the laws of descend and distribution~~ to the estate of a decedent only and (iv) a Transfer to a partner, shareholder, member or Affiliated investment fund of such Member; provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (ii), (iii) and (iv), the transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer by any Original Member of Common Units to a transferee in accordance with this Section 10.02, such Member (or any subsequent transferee of such Member) shall be required to also transfer the fraction of its remaining Class B Common Stock ownership corresponding to the proportion of such Member’s (or subsequent transferee’s) Common Units that were transferred in the transaction to such transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).”

I.	Section 11.01(a) is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 11.01. Redemption Right of a Member.
(a) Each Member (other than the Corporation) shall be entitled to cause the Company to redeem (a “Redemption”) its Common Units (the “Redemption Right”) up to twelve (12) times each Fiscal Year until termination and dissolution of the Company in accordance with the provisions of Article XIV, and the Redemption Date (as defined below) for all Redemptions will occur on the twenty-fifth (25th) day of a given calendar month ~~at any time following the expiration of any contractual lock-up period relating to the shares of the Corporation that may be applicable to such Member~~. A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Company with a copy to the Corporation. The Redemption Notice shall specify the number of Common Units (the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem and a date~~,~~ not less than thirty (30) ~~seven (7) Business~~ d~~D~~ays ~~nor more than ten (10) Business Days~~ after delivery of such Redemption Notice ~~(unless and~~

~~to the extent that the Manager in its sole discretion agrees in writing to waive such time periods)~~, on which exercise of the Redemption Right shall be completed (the “Redemption Date”); ~~provided that the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them;~~ provided ~~further~~ that a Redemption Notice may be conditioned on the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption. Schedule 1 to this Agreement sets forth the Redemption Dates, for illustrative purposes only, through the 2021 Fiscal Year and the latest date by when each corresponding Redemption Notice must be delivered to the Company in order that a Redeeming Member may timely exercise his Redemption Right on the next occurring Redemption Date. Unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(b) or has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Redeeming Member shall transfer and surrender the Redeemed Units to the Company, free and clear of all liens and encumbrances, and (ii) the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (z), if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(a) and the Redeemed Units.”

J.	Section 11.02 is hereby amended in its entirety as follows (with emphasis on the amended provisions):

“Section 11.02. Election and Contribution of the Corporation. In connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(b). The Corporation, at its option, shall determine whether to contribute, pursuant to Section 11.01(b), the Share Settlement or the Cash Settlement (it being understood that, in connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Share Settlement shall be the default payment method unless and until a majority of the members of the Corporate Board without any Percentage Interest elect Cash Settlement in connection with any such exercise). Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(b), or has revoked or delayed a Redemption as provided in Section 11.01(c), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement (the “Corporation’s Cash Contribution”); provided that the Corporation’s Capital Account shall be increased by an amount equal to any Discount relating to such sale of shares of Class A Common Stock in accordance with Section 6.06. The timely delivery of a Retraction Notice shall terminate all of the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.”

K.	Section 16.05 is hereby amended by deleting the following text therefrom:
“and
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attn: Howard Sobel
Paul Kukish
Facsimile: (212) 751-4864
E-mail: howard.sobel@lw.com
paul.kukish@lw.com”

L.	As hereby amended by this Amendment, the Third A&R LLC Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Third Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY

SSE HOLDINGS, LLC

By:	/s/ Randy Garutti
Name:	Randy Garutti
Title:	Chief Executive Officer

MAJORITY MEMBERS

SHAKE SHACK INC.

By:	/s/ Randy Garutti
Name:	Randy Garutti
Title:	Chief Executive Officer

/s/ Daniel H. Meyer
Daniel H. Meyer

GRAMERCY TAVERN CORP

By:	/s/ Daniel H. Meyer
Name:	Daniel H. Meyer
Title:	Authorized Signatory

DANIEL H. MEYER 2012 GIFT TRUST U/A/D 10/31/12

By:	/s/ Audrey Meyer
Name:	Audrey Meyer, not individually but solely as Co-Trustee

GREEN EQUITY INVESTORS VI, L.P.
By:	GEI Capital VI, LLC, its General Partner

By:	/s/ Lance J.T. Schumacher
Name:	Lance J.T. Schumacher
Title:	Vice President - Tax

LGP MALTED COINVEST LLC

By:	Peridot Coinvest Manager LLC, its Manager

By:	Leonard Green & Partners, L.P., its Manager
By:	LGP Management, Inc., its General Partner

By:	/s/ Lance J.T. Schumacher
Lance J.T. Schumacher
Vice President - Tax

SEG PARTNERS, L.P.

By:	SEG Partners Holdings, LLC, its general partner

By:	/s/ George Loening
Name:	George Loening
Title:	Managing Member

SEG PARTNERS II, L.P.

By:	SEG Partners II Holdings, LLC, its general partner

By:	/s/ George Loening
Name:	George Loening
Title:	Managing Member

SCHEDULE 1
Redemption Notice Deadline	Redemption Date
2/23/2017	3/25/2017
3/26/2017	4/25/2017
4/25/2017	5/25/2017
5/26/2017	6/25/2017
6/25/2017	7/25/2017
7/26/2017	8/25/2017
8/26/2017	9/25/2017
9/25/2017	10/25/2017
10/26/2017	11/25/2017
11/25/2017	12/25/2017
12/26/2017	1/25/2018
1/26/2018	2/25/2018
2/23/2018	3/25/2018
3/26/2018	4/25/2018
4/25/2018	5/25/2018
5/26/2018	6/25/2018
6/25/2018	7/25/2018
7/26/2018	8/25/2018
8/26/2018	9/25/2018
9/25/2018	10/25/2018
10/26/2018	11/25/2018
11/25/2018	12/25/2018
12/26/2018	1/25/2019
1/26/2019	2/25/2019
2/23/2019	3/25/2019
3/26/2019	4/25/2019
4/25/2019	5/25/2019
5/26/2019	6/25/2019
6/25/2019	7/25/2019
7/26/2019	8/25/2019
8/26/2019	9/25/2019
9/25/2019	10/25/2019
10/26/2019	11/25/2019
11/25/2019	12/25/2019
12/26/2019	1/25/2020
1/26/2020	2/25/2020
2/24/2020	3/25/2020
3/26/2020	4/25/2020
4/25/2020	5/25/2020
5/26/2020	6/25/2020
6/25/2020	7/25/2020
7/26/2020	8/25/2020
8/26/2020	9/25/2020
9/25/2020	10/25/2020
10/26/2020	11/25/2020
11/25/2020	12/25/2020
12/26/2020	1/25/2021
1/26/2021	2/25/2021

2/23/2021	3/25/2021
3/26/2021	4/25/2021
4/25/2021	5/25/2021
5/26/2021	6/25/2021
6/25/2021	7/25/2021
7/26/2021	8/25/2021
8/26/2021	9/25/2021
9/25/2021	10/25/2021
10/26/2021	11/25/2021
11/25/2021	12/25/2021